Exhibit 99.1

AsiaInfo Acquires 80% Stake in Hangzhou Zhongbo to Enter China’s Cable Market

BEIJING/SANTA CLARA, Calif. April 5, 2010 – AsiaInfo Holdings, Inc. (NASDAQ: ASIA) (“AsiaInfo”), a leading provider of telecom software solutions and IT security products and services in China, today announced that its wholly-owned subsidiary AsiaInfo Technologies (Chengdu), Inc. has signed a definitive agreement to acquire a majority ownership stake in Hangzhou Zhongbo Software Technology Co. Limited (“Hangzhou Zhongbo”), a provider of software and IT solutions for the cable industry in China.

Pursuant to the Purchase Agreement, AsiaInfo will hold an 80% ownership stake in Hangzhou Zhongbo. Hangzhou Zhongbo provides IT solutions such as Business Support Systems (“BSS”), Digital Television Operation Support Systems (“DTV OSS”) and Customer Relationship Management (“CRM”) systems for cable operators in China. With approximately 90 employees, of which over 90% are engineers, Hangzhou Zhongbo serves more than 20 cable operators, including Jiangsu Cable Company, the world’s second largest cable operator in terms of number of subscribers.

“We are excited to announce this strategic acquisition marking the first step of our expansion into the cable industry,” stated AsiaInfo’s President and Chief Executive Officer Steve Zhang. “Since the beginning of 2010, the government has placed a greater emphasis on the convergence of the telecom, cable and Internet industries in China, setting a goal of ‘one province one network’ by the end of this year. With over 2,000 cable TV operators in China, provinces are racing to consolidate a fragmented cable industry and establish integrated IT billing, CRM and OSS systems. Hangzhou Zhongbo is an experienced player in this vertical, with established relationships with over 20 operators, enabling us to readily seize upon the emerging opportunities in China’s cable industry.”

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (NASDAQ: ASIA) is a leading provider of high-quality telecom software solutions and IT security products and services to some of China’s largest enterprises as well as many small and medium sized companies in China. An established leader in the Chinese telecommunications industry, AsiaInfo became a prominent supplier of IT security products and services in China with the acquisition of Lenovo’s non-telecom related IT services business in 2004.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved major operations to China in 1995 and played a significant role in the construction of the national backbones and provincial access networks for China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued diversifying its product offerings and is now a major provider of telecom software solutions in China.

For more information about AsiaInfo, please visit www.asiainfo.com.

Safe Harbor Statement

The information contained in this document is as of April 5, 2010. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For investor and media inquiries, please contact:

In China:

Sheryl Zhang

AsiaInfo Holdings, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo.com

Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com